Exhibit 99.1

Clinical Data, Inc.

CLINICAL DATA TO ACQUIRE GENAISSANCE PHARMACEUTICALS

Combined Company to Deliver Industry-Defining Theranostics

Newton, MA, and New Haven, CT, June 21, 2005. Clinical Data, Inc. (NASDAQ:CLDA) and Genaissance Pharmaceuticals, Inc. (NASDAQ:GNSC) today announced that they have signed an agreement for Clinical Data to acquire Genaissance Pharmaceuticals in an all-stock transaction valued at approximately $56 million.  The merger will marry the skills and capabilities of a classic diagnostic company with a leader in the promising area of pharmacogenomics, creating a combined company that will offer a unique opportunity to enter the molecular diagnostics market.

Israel M. Stein, MD, President and Chief Executive Officer of Clinical Data commented, “Genaissance Pharmaceuticals is a strong strategic fit, enabling us to enter the molecular diagnostics market in a meaningful way. Genaissance currently has two clinically relevant molecular diagnostic tests available commercially and additional developmental opportunities in the CNS and cardiovascular areas.  We believe the acquisition will allow us to leverage our market knowledge and experience with GNSC’s platform to become a leading pharmacogenomics company with high margin, proprietary tests and services serving broad markets.”

Dr. Stein continued, “Guiding pharmaceutical therapy through the use of diagnostic tests, also known as “theranostics,” requires the integration of regulatory, research, clinical and marketing approaches. We strongly believe the benefits of genetically targeted pharmacotherapy will undoubtedly become essential to disease prevention and treatment.”

Under the terms of the agreement, which has been unanimously approved by both boards of directors, GNSC stockholders will receive, at a fixed exchange ratio, 0.065 shares of CLDA common stock for each share of GNSC common stock in a tax-free exchange. Based on CLDA’s and GNSC’s closing prices on Monday, June 20, this represents a price of $1.33 per share of GNSC common stock. GNSC preferred shareholders will exchange their shares for Clinical Data preferred shares.  As such and upon the close of the transaction, GNSC common and preferred shareholders will own approximately forty percent (40%) of the combined company. The transaction is subject to certain customary conditions and is expected to close in the fourth calendar quarter.

Upon completion of the acquisition, current Genaissance board members Kevin Rakin and Joseph “Skip” Klein III will join CLDA’s board of directors.  Burton E. Sobel, MD, E.L. Amidon Professor, Physician-in-Chief, and Professor of Biochemistry at the University of Vermont, will also join the Board, bringing the total number of directors to seven.

Kevin Rakin, Chief Executive Officer of Genaissance Pharmaceuticals stated, “Genaissance is aligning itself with a financially stable company, enabling us to integrate our pharmacogenomics products and services with a well-established company in the development and marketing of medical diagnostics. CLDA’s strong infrastructure, regulatory experience and marketing prowess will allow us to deliver on the potential of our technology while participating in the growth of a well- established, core business.”

The combined company will be profit driven, operate domestically and internationally, and will offer a wide range of reagents, instruments and molecular testing services directed at the physician office and hospital markets. The Company’s DNA and pharmacogenomics services will continue to be marketed to the pharmaceutical, biotechnology and agricultural marketplaces.

Randal J. Kirk, Chairman of Clinical Data said, “Pharmacogenomics is poised to play a significant role in healthcare and is a growing area of research that is gaining traction with pharmaceutical companies and clinicians.  Through this acquisition, CLDA is building on its strong existing foundation to enter new markets and continue to be an innovator in improving patient healthcare.”

As financial advisor to Clinical Data, WR Hambrecht + Co rendered a fairness opinion to the Board of Directors in connection with this transaction. CIBC World Markets Corp. acted as exclusive financial advisor to Genaissance Pharmaceuticals, Inc. in this transaction.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Clinical Data plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction, and Clinical Data and Genaissance plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction.  The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Clinical Data, Genaissance, the transaction and related matters.  Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Clinical Data and Genaissance through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Clinical Data by contacting Mark D. Shooman or from Genaissance by contacting Marcia Passavant.

Clinical Data and Genaissance, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding Clinical Data’s directors and executive officers is contained in Clinical Data’s Form 10-KSB for the year ended March 31, 2004, and its proxy statement dated August 13, 2004, which are filed with the SEC.  As of June 17, 2005, Clinical Data’s directors and executive officers beneficially owned approximately 3,709,680 shares, or 81.7%, of Clinical Data’s common stock.  Information regarding Genaissance’s directors and executive officers is contained in Genaissance’s Form 10-K for the year ended December 31, 2004, and its proxy statement dated April 8, 2005, which are filed with the SEC.  As reported in Genaissance’s proxy statement, Genaissance’s directors and executive officers beneficially owned approximately 3,446,987 shares, or 9.43%, of Genaissance’s common stock.  A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

About Genaissance Pharmaceuticals, Inc.

Genaissance Pharmaceuticals, Inc. is a leader in the discovery and use of human gene variation for the development of a new generation of DNA-based diagnostic and therapeutic products. The Company’s technology, services and clinical development expertise are marketed to biopharmaceutical and diagnostic development companies, as a comprehensive solution to their pharmacogenomic needs.  The Company’s goal is to improve drug development, physicians’ ability to prescribe drugs, and patients’ lives by elucidating the role of genetic variation in drug response.

Additionally, the Company provides Good Laboratory Practices (GLP) compliant DNA banking and research and GLP compliant genotyping and related services to a variety of companies.

About Clinical Data, Inc.

Clinical Data, Inc., established in 1972, through its domestic and foreign subsidiaries, focuses on the needs of physician offices and smaller clinical laboratories. The Company provides a complete range of products and consulting services to the growing physician office laboratory market and offers blood chemistry instrumentation and diagnostic assays to clinics and small hospitals worldwide.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information about the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements.  These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance.  Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission made by CLDA; significant acquisitions or divestitures by major competitors; a downgrade in our financial strength ratings; our ability to consummate CLDA’s acquisition of GNSC, to achieve expected synergies and operating efficiencies in the acquisition and to successfully integrate our operations; our expectations regarding the timing, completion and accounting and tax treatments of the transactions and the value of the transaction consideration; and general economic downturns.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.  CLDA does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Readers are also urged to carefully review and consider the various disclosures in CLDA’s various SEC reports, including but not limited to its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, and the 2004 and 2005 quarterly Form 10-QSB filings.

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Contacts:

For Clinical Data, Inc:	For Genaissance Pharmaceuticals, Inc.
Mark D. Shooman	Kevin Rakin
Sr. Vice President & Chief Financial Officer	President & Chief Executive Officer
1-617-527-9933 Ext. 41	1-203-786-3404
Internet Website: www.clda.com	k.rakin@genaissance.com

Rhonda Chiger (investors)
Rx Communications Group
1-917-322-2569
rchiger@RxIR.com

Tom Redington (media)
Redington, Inc.
1-203-222-7399
tredington@redingtoninc.com